SECOND AMENDMENT TO ETF
DISTRIBUTION AGREEMENT

This Second Amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Trust for Professional Managers (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”), is made effective as of January 19, 2023 (the “Effective Date”).

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to add four additional series of the Trust.

WHEREAS, Section 8(c) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto to reflect the addition of the ActivePassive Core Bond ETF, ActivePassive Intermediate Municipal Bond ETF, ActivePassive International Equity ETF and ActivePassive U.S. Equity ETF, each a series of the Trust.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TRUST FOR PROFESSIONAL MANAGERS on behalf its series listed on Schedule A	FORESIDE FUND SERVICES, LLC
By: /s/ John P. Buckel	By: /s/ Teresa Cowan
John P. Buckel, President	Teresa Cowan, President

ETF DISTRIBUTION AGREEMENT EXHIBIT A
Effective: January 19, 2023

Mairs & Power Minnesota Municipal Bond ETF
CrossingBridge Pre-Merger SPAC ETF

Convergence Long/Short Equity ETF

ActivePassive Core Bond ETF

ActivePassive Intermediate Municipal Bond ETF

ActivePassive International Equity ETF

ActivePassive U.S. Equity ETF